1 TWO HARBORS INVESTMENT CORP. SEVERANCE BENEFITS PLAN Effective March 24, 2021 The purpose of this Two Harbors Investment Corp. Severance Benefits Plan (“Plan”) is to assist eligible employees whose employment with Two Harbors Investment Corp. or any of its Affiliates (collectively, the “Company”) is terminated due to an involuntary termination without Cause or a resignation for Good Reason (as such terms are defined below), or other similar circumstances, as determined in the Plan Administrator’s sole discretion, as well as similar circumstances which occur in connection with a Change of Control (as defined below). The Plan is effective as of March 24, 2021 (“Effective Date”). This document constitutes both the plan document and the summary plan description for the Plan. The Plan is intended to be a top-hat “employee welfare benefit plan” within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and a “severance pay plan” within the scope of Department of Labor Regulation Section 2510.3-2(b). Your ERISA rights are described at the end of this document. This document is provided to you as required by ERISA. You should read all parts of this description carefully so that you will not only understand the ways in which the Plan may benefit you but also certain exclusions to coverage and limitations on the receipt of severance benefits which may apply to you. This Plan supersedes and replaces any and all prior Company-sponsored severance or similar plans, programs, policies or practices for the individuals covered hereunder. It is the Company’s intention that payments under the Plan will be exempt from Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and shall be administered and operated in conformity with this intention; provided, however, that in the event and to the extent amounts payable under the Plan are or become subject to Section 409A of the Code, it is the Company’s intention that such amounts be payable in a manner consistent with the requirements of such Code section. To the extent that any provision of this Plan is not exempt from Section 409A of the Code and ambiguous as to its compliance with Section 409A of the Code, the provision shall be read in such a manner to comply with Section 409A of the Code to the maximum extent possible. Each payment pursuant to this Plan is intended to constitute a separate payment for purposes of Treasury Regulation Section 1.409A 2(b)(2). 1. DEFINITIONS (a) “Affiliate” means (i) any entity that, directly or indirectly, is controlled by the Company, and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Plan Administrator. (b) “Board” means the Board of Directors of the Company. (c) “Cause” means, with respect to any Participant, “cause” (or a similar term) as defined in such Participant’s employment agreement or, if no employment agreement exists or if such agreement does not define “cause” (or a similar term), such Participant’s: (i) Engaging in willful or gross misconduct; (ii) Engaging in willful or gross neglect; (iii) Repeatedly failing to adhere to the directions of superiors or the Board or the written policies and practices of the Company or any Affiliate;

2 (iv) Commission of the acts satisfying the elements of (A) any felony, (B), any crime of moral turpitude, deceit, dishonest or fraud, or (C) any crime involving the Company or any Affiliate; (v) Engaging in fraud, misappropriation, embezzlement or material or repeated insubordination; (vi) Materially breaching the Participant’s employment agreement (if any) with the Company or any Affiliate or any of the Participant’s confidentiality, assignment of inventions or restrictive covenants agreements (if any) with the Company or any Affiliate; or (vii) Engaging in any act or omission of willful misconduct or gross negligence detrimental to the business or financial reputation of the Company or any Affiliate. (d) “Change of Control” means the occurrence of any one or more of the following events: (i) any “person,” including a “group,” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Act”), but excluding the Company, any entity controlling, controlled by or under common control with the Company, any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any such entity, and with respect to any particular Participant, the Participant and any “group,” (as such term is used in Section 13(d)(3) of the Act) of which the Participant is a member)), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing more than 50% of either (A) the combined voting power of the Company’s then outstanding securities or (B) then outstanding shares of stock of the Company (“Shares”); (ii) members of the Board at the beginning of any consecutive 24-calendar-month period (the “Incumbent Directors”) cease for any reason other than due to death or Disability to constitute at least a majority of the members of the Board; provided that any Director whose election, or nomination for election by the Company’s stockholders, was approved or ratified by a vote of at least a majority of the members of the Board then still in office who were members of the Board at the beginning of such 24-calendar-month period, shall be deemed to be an Incumbent Director; provided however, that any individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-12 (as proposed) of Regulation 14A promulgated under the Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any person or entity other than the Board, shall not be deemed to be an Incumbent Director; or (iii) there shall occur (A) the consummation of any consolidation or merger of the Company where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 12d-3 under the Act), directly or indirectly shares representing in the aggregate 50% or more of the voting securities of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any) in substantially the same proportion as such stockholders’ ownership immediately prior to the consolidation or merger, or (B) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company. Notwithstanding the foregoing, a “Change of Control” shall not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of an acquisition of securities by the Company which, by reducing the number of Shares or other voting securities outstanding, increases (x) the

3 proportionate number of Shares beneficially owned by any person to 50% or more of the Shares then outstanding or (y) the proportionate voting power represented by the voting securities beneficially owned by any person to 50% or more of the combined voting power of all then outstanding voting securities, provided, however, that, if any person referred to in clause (x) or (y) of this sentence shall thereafter become the beneficial owner of any additional Shares or other voting securities (other than pursuant to a stock split, stock dividend, or similar transaction), then a “Change of Control” shall be deemed to have occurred for purposes of this subsection (d). (e) “Change of Control Period” means the period commencing on the date a Change of Control occurs and ending on the second anniversary of such date. (f) “Chief Executive Officer” means the Company’s chief executive officer. (g) “Compensation” means a Participant’s annualized base salary, determined based on the rate of pay in effect during the last regularly scheduled payroll period immediately preceding such Participant’s Separation Date (or the date on which the Change of Control occurs, if higher), plus an amount equal to the Participant’s Target Bonus for the year in which the Participant’s Separation Date occurs (or the year in which the Change of Control occurs, if higher). (h) “Continuing Obligations” means the obligations that arise in any provision of any agreement, including, without limitation, any employment agreement, between the Participant and the Company and/or an Affiliate relating to confidentiality, assignment of inventions or other restrictive covenants or that arise in any other agreement between the Participant and the Company and/or an Affiliate between the relating to confidentiality, assignment of inventions or other restrictive covenants. (i) “Disability” means, with respect to any Participant, the occurrence of an event which would entitle the Participant to the payment of disability income under an approved long-term disability income plan or a long-term disability of the Company or an Affiliate, as determined by the Company in its sole discretion or pursuant to any other standard as may be adopted by the Company. Notwithstanding the foregoing, no circumstances or condition shall constitute a Disability to the extent that, if it were, a 20% tax would be imposed under Code Section 409A; provided that, in such a case, the event or condition shall continue to constitute a Disability to the maximum extent possible (e.g., if applicable, in respect of vesting without an acceleration of distribution) without causing the imposition of such 20% tax. (j) “Good Reason” means, with respect to any Participant, “good reason” (or a similar term) as defined in a Participant’s employment agreement or, if no employment agreement exists or if such agreement does not define “good reason” (or a similar term), the occurrence of any of the following events without the Participant’s written consent: (i) Material diminution or reduction of the Participant’s authority, duties or responsibilities, subject to the following conditions: (A) such material diminution or reduction is not the result of Participant’s unsatisfactory performance as determined in the sole discretion of the Company or the Plan Administrator; and (B) neither a Participant’s change of title, nor a change in the person or entity to whom a Participant reports, shall constitute a material diminution or reduction of the Participant’s authority, duties or responsibilities;

4 (ii) the Company’s relocation of the geographic location of the principal office of the Company to which the Participant is assigned, such that there is an increase to Participant’s commute by more than fifty (50) miles from the Participant’s then current assigned principal office without the Participant’s written consent; (iii) material reduction of the Participant’s base salary or the Participant’s target incentive compensation opportunity, exclusive of any across the board reduction similarly affecting all or substantially all similarly-situated employees; or (iv) material breach by the Company of any written employment agreement between a Participant and the Company or an Affiliate. Notwithstanding the foregoing, no termination of employment by the Participant shall constitute Good Reason unless: (A) the Participant has given written notice of the proposed termination due to Good Reason to the Company, and provides the Company with reasonable details of the circumstances giving rise to the Good Reason event, not later than sixty (60) days following the initial occurrence of such event; (B) the Company fails to cure the Good Reason event within thirty (30) days of receiving written notice from the Participant (the “Cure Period”) ; and (C) the Participant terminates his or her employment within thirty (30) days after the conclusion of the Cure Period. If the Company cures the Good Reason event during the Cure Period, Good Reason shall be deemed not to have occurred. (k) “Key Employee” means any common-law employee of the Company who is not an Officer and who is employed by the Company as a Managing Director or a Senior Director, and any other common-law employee of the Company who, in each case, has been designated in writing as a Key Employee by the Plan Administrator in its sole discretion. (l) “Officer” means the Chief Executive Officer and any other employee of the Company who is designated an officer of the Company. (m) “Participant” means a Key Employee or Officer who meets the criteria as set forth in Section 2(a). (n) “Plan Administrator” means the Compensation Committee of the Board. (o) “Qualifying Termination” means a Participant’s termination of employment from the Company when a Participant is terminated by the Company without Cause or by the Participant with Good Reason; provided that, in the event the Company assigns its rights and obligations under this Agreement to a person or entity which whom the Company shall hereafter effect a reorganization or consolidation into which the Company merges or to whom it transfers all or substantially of its properties or assets and if the Participant remains employed or becomes employed by the Company, the purchaser or any of their affiliates in connection with such transaction, a Qualifying Termination shall not have occurred solely as a result of such transaction.

5 (p) “Separation Agreement and Release” means a general waiver and release of claims against the Company, its directors, officers, employees, agents, contractors, and affiliates, post- employment covenants, including, without limitation, relating to confidentiality and disclosure of Company information, competition, solicitation of Company employees or clients or disparagement of the Company, and a provision that if the Participant breaches any of the Participant’s Continuing Obligations, all payments of Severance Benefits shall immediately cease and the Participant shall be required to repay to the Company any and all Severance Benefits already paid to the Participant, as approved by the Plan Administrator in its sole discretion. (q) “Separation Date” means the date on which a Participant ceases to be categorized as an employee on the payroll system of the Company as a result of a Qualifying Termination or otherwise; provided, however, the extent that payment or benefit described in this Plan constitutes “non-qualified deferred compensation” under Section 409A of the Code (if any), a Participant’s Separation Date will be the date on which he or she incurs a “separation from service” (within the meaning of Section 409A(a)(2)(A)(i) of the Code and its related regulatory and administrative guidance), as determined by the Plan Administrator in its sole discretion. The determination of whether and when a separation from service has occurred shall be made in accordance with the presumptions set forth in Treasury Regulation Section 1.409A-1(h). (r) “Separation Notice” means written notice by the Company or by a Participant to the other party hereto which: (i) Provides notification of intent to terminate the employment relationship; (ii) Indicates the specific termination provision in this Plan relied upon; and (iii) Specifies the Separation Date. (s) “Severance Benefit” has the meaning set forth in Section 3 of this Plan, as applicable. (t) “Target Bonus” means the target annual incentive bonus opportunity under the Company annual incentive plan to which a Participant is potentially eligible in the year in which the Participant’s Separation Date occurs.

6 2. ELIGIBILITY (a) Eligibility to Participate. In general, you will be eligible to participate in the Plan (a “Participant”) if you satisfy each of the following conditions: (i) You are employed by the Company in any of the following capacities: (1) as an Officer; or (2) as a Key Employee; (ii) You receive from or provide to the Company a Separation Notice; (iii) Your active employment with the Company continues through the Separation Date specified in the Separation Notice; (iv) Your active employment with the Company is actually terminated in accordance with the terms and conditions of the Separation Notice and this Plan; and (v) Your termination is a Qualifying Termination. You will not be entitled to participate in this Plan or receive any benefits hereunder unless you satisfy the eligibility criteria set forth herein and are not otherwise excluded from participation under Section 2(b) below. (b) Exclusions from Eligibility. You will not be eligible to receive a Severance Benefit under the Plan if, either before or after receiving or providing a Separation Notice: (i) You notify the Company of your intent to resign or separate from employment (other than for Good Reason), in either case prior to the Separation Date specified in the Separation Notice, unless the Plan Administrator determines in its sole discretion that your earlier separation is in the best interests of the Company and approves such earlier separation in advance and in writing; (ii) Your employment is terminated due to death, Disability by the Company for Cause or by you without Good Reason, or, after your employment has terminated, the Company subsequently determines in good faith that grounds to have terminated your employment for Cause exist; (iii) You have been employed by the Company for ninety (90) days or less; (iv) You are a leased or agency employee employed by a third-party or staffing service provider; (v) You are in breach of any of your Continuing Obligations; or (vi) You are not classified by the Company as a common-law employee (whether or not such classification is subsequently deemed proper by a government agency or court) or the Plan Administrator has classified you as a former employee, a part-time, temporary or contract employee, a seasonal employee, an intern, an independent contractor, or a consultant. 3. DETERMINATION OF SEVERANCE BENEFITS If you are a Participant who is not otherwise excluded from receiving benefits by Section 2(b) above, then, subject to your compliance with the terms of this Plan, including, without limitation, Section 4, you will be eligible to receive a severance benefit pursuant to either Section 3(a) or 3(b) below (but in no case

7 will you be eligible to receive a severance benefit under both Section 3(a) and 3(b)) (the “Severance Benefit”): (a) Qualifying Termination Other than in Connection with a Change of Control. In the event of a Qualifying Termination other than during a Change of Control Period, and subject to your satisfaction of Section 4 of this Plan, and provided that you are in continued compliance with the terms and conditions of this Plan or any other agreement between you and the Company or to which you are a party (including the Separation Agreement and Release) or any other ongoing obligation to which you are subject as of the Separation Date: (i) a cash payment in an amount equal to the product of your Compensation, multiplied by the compensation multiple provided for in this subsection 3(a)(i), based on job classification as follows: Job Classification Compensation Multiple Chief Executive Officer 2 All Other Officers 1.5 Key Employees 1 and (ii) If you (and your eligible dependents, as applicable) elect to continue health, dental, and vision coverage under COBRA, the Company will pay the full portion of the monthly cost of COBRA continuation premiums for a period of months equal to: the lesser of the period of your COBRA eligibility or, a number of months, based on job classification as follows: Job Classification Months of Premium Costs Chief Executive Officer and All Other Officers 18 Key Employees 12 and (iii) a pro rata portion (based on the number of days between your Separation Date and January 1 of the year in which your Separation Date occurs) of your Target Bonus in an amount equal to the sum of the following two components: (A) the individual performance metrics (if any) under your Target Bonus assuming target levels have been attained; and (B) the corporate performance metrics under your Target Bonus, determined based on the actual performance attained; and (iv) Company provided outplacement services, at a total cost, in the aggregate, not to exceed $25,000, for a period not to exceed six months, provided that such outplacement services will not be provided beyond the twelve month anniversary of your Separation Date. (b) Qualifying Termination on or After a Change of Control. In the event of a Qualifying Termination during a Change of Control Period, subject to your satisfaction of Section 4 of this Plan, and provided that you are in continued compliance with the terms and conditions of this Plan or any other agreement between you and the Company or to which you are a party (including the Separation

8 Agreement and Release) or any other ongoing obligation to which you are subject as of the Separation Date: (i) a cash payment in an amount equal to the product of your Compensation, multiplied by the compensation multiple provided for in this subsection 3(b)(i), based on job classification as follows: Job Classification Compensation Multiple Chief Executive Officer 2.5 All Other Officers 2.0 Key Employees 1.5 ; and (ii) If you (and your eligible dependents, as applicable) elect to continue health, dental, and vision coverage under COBRA, the Company will pay the full portion of the monthly cost of COBRA continuation premiums for a period of months equal to: the lesser of the period of your COBRA eligibility or, 18 months; and (iii) a pro rata portion (based on the number of days between your Separation Date and January 1 of the year in which your Separation Date occurs) of your Target Bonus in an amount equal to the sum of the following two components: (A) the individual performance metrics (if any) under your Target Bonus assuming target levels have been attained; and (B) The greater of: the corporate performance metrics under your Target Bonus determined based on (A) the actual performance attained; and (B) assuming target levels have been attained; and (iv) Company provided outplacement services, at a total cost, in the aggregate, not to exceed $25,000, for a period not to exceed six months, provided that such outplacement services will not be provided beyond the twelve month anniversary of your Separation Date. (c) Payment of Severance Benefit. Except as otherwise may be provided in the Plan or your Separation Notice, your Severance Benefit will be paid or provided in substantially equal installments in accordance with the Company’s standard payroll procedures, beginning on the first regularly-scheduled payroll date following the date on which your Separation Agreement becomes effective and irrevocable, provided you execute and return your Separation Agreement and Release within the time period prescribed by your Separation Agreement and Release, but in no event more than sixty (60) days after the Separation Date; provided, further, that, if the sixty (60) day period in which your Separation Agreement and Release can become effective and irrevocable spans more than one taxable year, then the first payment shall not be made until the later taxable year. Notwithstanding the foregoing, the portion of the Severance Benefit described in Section 3(a)(iii) or 3(b)(iii), as applicable, shall be paid in the form of a single lump cash sum at the time that the Company otherwise pays cash bonuses to employees generally, but in no event later than March 15 of the year following the year in which your Separation Date occurs. (d) Additional Terms. (i) The Severance Benefit shall not include any other benefit or payment under any other compensation, employee benefit, incentive pay, or fringe benefit plan, policy, or program

9 maintained by the Company. Except as otherwise provided in the Plan, your entitlement to benefits or payments under the Company’s long-term incentive plan or any other compensation, employee benefit, incentive pay, or fringe benefit plan in connection with your termination of employment (whether a Qualifying Termination or not) will be determined solely by the terms and conditions of such plans, programs, and policies as in effect from time to time. (ii) This Plan supersedes and replaces any and all prior Company-sponsored severance or similar plans, programs, policies or practices that may be applicable to you. Your entitlement to non-cash severance or similar benefits under a separate agreement, plan, program, or policy shall not be affected by this Section 3(d)(ii). 4. FAILURE TO EXECUTE OR COMPLY WITH A SEPARATION AGREEMENT AND RELEASE; TERMINATION AND REPAYMENT OF SEVERANCE BENEFITS All Severance Benefits provided under Sections 3(a) and 3(b) the Plan are in consideration of your timely execution of and compliance with a Separation Agreement and Release in the form provided by the Plan Administrator and your continued compliance with your Continuing Obligations. If you do not properly execute and deliver a Separation Agreement and Release within the time provided in the Separation Agreement and Release, but in no event more than sixty (60) days after the Separation Date, or if you revoke it, you will not be entitled to any of the benefits of this Plan, including, without limitation, the Severance Benefits. If (a) you fail to comply with (i) the terms of the Separation Agreement and Release, or (ii) the terms of any of your Continuing Obligations, or (b) after your employment has terminated, the Company subsequently determines in good faith that grounds to have terminated your employment for Cause exist, the Company reserves the right to withhold and terminate any unpaid Plan benefits (with the exception of legally-mandated benefits), including, without limitation, the Severance Benefits, and to require you to repay any and all amounts you may have previously received under the Plan. Neither the Company’s termination of any such unpaid Plan benefits nor your repayment of any such amounts you may have previously received under the Plan shall affect the Separation Agreement and Release or your Continuing Obligations. 5. PLAN ADMINISTRATION (a) Plan Administration. The Plan Administrator is the “named fiduciary” of the Plan for purposes of ERISA and will be subject to the fiduciary standards of ERISA when acting in such capacity. The Plan Administrator may delegate in writing to any other person all or any portion of its authority or responsibility with respect to the Plan at any time. The Plan Administrator shall, in its sole and absolute discretion, construe and interpret the terms and provisions of the Plan, and any issue arising out of, relating to, or resulting from the administration and operation of the Plan, which such construction or interpretation shall be final and binding on all persons, entities and parties, including any employees and shall be given the maximum possible deference allowed by law. When making a determination or calculation, the Plan Administrator shall, in its sole and absolute discretion, be entitled to rely upon information furnished by employees or other individuals or entities acting on their behalf. (b) No Liability. The Plan Administrator and its designees shall not be liable for any action or determination made in good faith with respect to the Plan. The Company shall, to the fullest extent permitted by law, indemnify and hold harmless the Plan Administrator (and, if applicable, each member of the committee comprising the Plan Administrator) and each director, officer and employee of the Company for liabilities or expenses that they and each of them incur in carrying out their respective duties under the Plan, other than for any liabilities or expenses arising out of such individual’s willful misconduct or fraud.

10 (c) Amendment and Termination. The Company reserves the right to amend, modify or terminate the Plan at any time, without advance notice to any employee. Any action of the Company in amending or terminating the Plan will be taken in a non-fiduciary capacity. In the event of an Internal Revenue Service or Department of Labor ruling which has the effect of reclassifying the Plan as an “employee pension benefit plan” as defined in ERISA Section 3(2)(A), the Plan will be automatically terminated effective at the date of such ruling. No communications in connection with the Plan made by any individual shall be effective to modify or amend the Plan unless duly executed on an appropriate form provided or approved by, and filed with, the Plan Administrator. (d) Claims Procedure. Any employee or other person who believes he or she is entitled to any payment under the Plan may submit a claim in writing to the Plan Administrator. If the claim is denied (in full or in part), the claimant shall be provided a written or electronic response from the Plan Administrator. The Plan Administrator’s response shall include the following information: (i) The specific reason(s) for the denial; (ii) Reference to the specific Plan provision(s) upon which the denial was based; (iii) A description of any additional or material information that is necessary for the appeal of the denied claim to be successful, and an explanation of why this information is necessary; (iv) A description of any voluntary appeal procedures available under the Plan and your right to receive information about them; (v) An explanation of the review procedure summarized below, including the time limits applicable to the review procedures and the claimant’s rights to submit written comments and have them considered, the claimant’s right to review (upon request and at no charge) relevant documents and other information; and (vi) A statement that the claimant has a right to bring a civil action under ERISA Section 502(a) following a denial of an appeal of the claim. If the Plan Administrator relied on an internal rule, guideline, protocol, or other similar criterion in denying the claim, then the Plan Administrator either will provide the claimant with a copy of the criterion or will notify the claimant that it relied on such a criterion and inform the claimant that he or she may request a copy of the criterion free of charge. The denial notice shall be furnished to the claimant no later than ninety (90) days after receipt of the claim by the Plan Administrator, unless the Plan Administrator determines that special circumstances require an extension of time for processing the claim. If the Plan Administrator determines than an extension of time for processing is required, then notice of the extension shall be furnished to the claimant prior to the termination of the initial ninety (90) day period. In no event shall such extension exceed a period of ninety (90) days from the end of such initial period. The notice shall inform the claimant of the following: (i) The special circumstances requiring the extension of time; (ii) The date by which the claimant can expect a decision; (iii) The standards for determining the claimant’s entitlement to benefits;

11 (iv) The unresolved issue(s) that prevent a decision on the claim; and (v) A description of any additional information that the claimant needs to submit. (e) Appeal Procedure. If the claimant’s claim is denied, the claimant (or his or her authorized representative) may apply in writing to the Plan Administrator for a review of the decision denying the claim. Any such request for review must be submitted to the Plan Administrator no more than sixty (60) days following the date on which the denial notice is received by the claimant, and any request for review submitted after this deadline shall not be considered by the Plan Administrator. In the case of any timely request for review, the Plan Administrator shall afford the claimant a full and fair review of the decision denying the claim and, if so requested, shall: (i) Provide the claimant with the opportunity to submit written comments, documents, records, and other information relating to the claim for benefits; (ii) Provide that the claimant shall be provided, upon request and free of charge, reasonable access to, and copies of all documents, records and other information (other than documents, records and other information that is legally privileged) relevant to the claimant’s claim for benefits; and (iii) Provide for a review that takes into account all comments, documents, records and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. If the claim is subsequently also denied by the Plan Administrator, in whole or in part, then the claimant shall be furnished with a denial notice that shall contain the following: (iv) Specific reason(s) for the denial; (v) Reference to the specific Plan provision(s) on which the denial is based; and (vi) An explanation of the Plan’s review procedures and the time limits applicable to such procedures including a statement of the claimant’s right to bring a civil action under ERISA Section 502(a) following the denial on review. The decision on review shall be issued within sixty (60) days following the request for review. The period for decision may, however, be extended up to one hundred and twenty (120) days after such receipt if the Plan Administrator determines that special circumstances require extension. In the case of an extension, notice of the extension shall be furnished to the claimant (or his or her authorized representative) prior to the expiration of the initial sixty (60) day period. In no event shall such extension exceed a period of sixty (60) days from the end of such initial period. The extension notice shall indicate the special circumstances requiring the extension of time and the date by which the Plan Administrator expects to render the benefits determination. Neither you nor your beneficiary nor any other claimant may bring a lawsuit to recover benefits under the Plan until he or she has exhausted the internal administrative process described above. No legal action may be commenced at all unless commenced no later than one (1) year following the issuance of a final decision on the claim for benefits, or the expiration of the appeal decision period if no decision is issued. This one-year statute of limitations on suits for all severance benefits available under the Plan shall apply in any forum where any such suit may be initiated. 6. OTHER IMPORTANT PLAN INFORMATION

12 (a) Tax Provisions. (i) Withholding Taxes. All payments made under the Plan shall be subject to withholding for any applicable taxes or other amounts which federal, state or local law requires the Company to withhold. The Company’s determination of the type and amount of taxes to be withheld from any payment or benefit shall be final and binding on all persons having or claiming to have an interest in this Plan. (ii) Section 409A. Notwithstanding any other provisions to the contrary, no payments or any benefits will be provided under the Plan earlier than permitted by Section 409A of the Code, or later than the latest day permitted in order to avoid taxation under such section. Further, the Plan Administrator, in its sole discretion, may amend or modify the Plan in any manner to provide for the application and effects of Section 409A of the Code its related Treasury regulations, and any related regulatory or administrative guidance issued by the Internal Revenue Service. Notwithstanding any provision to the contrary in the Plan, to the extent required to avoid a prohibited distribution under Section 409(A)(2) of the Code, if you are at the time a “specified employee” within the meaning of that term under Section 409A of the Code, no Severance Benefit to which you become entitled under the Plan shall be made prior to the earlier of (i) the first business day following the expiration of the six (6)-month period measured from the date of your “separation from service” (as defined under Code Section 409(A) and its related Treasury regulations) or (ii) your death. Upon the expiration of the delay period required by Section 409A of the Code, all payments and benefits deferred under this paragraph otherwise payable in the form of a salary continuation shall commence to be paid by the end of the first month following the expiration of the delay period. In the event of your death, any amounts delayed under this Section 6(a)(ii) shall be paid to the personal representative of your estate as soon as practicable but in all events within sixty (60) days after the date of your death. The Company makes no representation or warranty and shall have no liability to you or any other person if any provisions of this Plan are determined to constitute deferred compensation subject to Section 409A of the Code but do not satisfy an exemption from, or the conditions of, such Section. (iii) Section 280G. This Section 6(a)(iii) shall apply solely to Participants (if any) who are “disqualified individuals” within the meaning of Section 1.280G-1, Q/A-15 of the Treasury regulations (the “Applicable Participants”). In the event of an event constituting a change in the ownership or effective control of the Company or ownership of a substantial portion of the assets of the Company described in Section 280G(b)(2)(A)(i) of the Code, the Company, at its sole expense, shall cause its independent auditors promptly to review all payments, accelerations, distributions and benefits that have been made to or provided to, and are to be made, or may be made, to or provided to, the Applicable Participants under the Plan (irrespective of whether Severance Benefits or other payments are then payable to such Participants at that time), and any other agreement or plan under which they may individually or collectively benefit (collectively the “Original Payments”), to determine the applicability of Section 4999 of the Code to each of the Applicable Participants in connection with such event. The Company’s independent auditors will perform this analysis in conformity with the foregoing provisions and will provide the affected Participants with a copy of their analysis and determination. Notwithstanding anything contained in this Plan to the contrary, to the extent that the Original Payments would be subject to the excise tax imposed under Section 4999 of the Code (the “Excise Tax”), the Original Payments shall be reduced (but not below zero) to the extent necessary so that no Original Payment shall be subject to the Excise Tax, but only if, by reason of such reduction, the net after-tax benefit received by an Applicable Participant shall exceed the net after-tax benefit received by him or her if no such reduction was made. For purposes of the Plan, “net after-tax benefit” shall mean (a) the Original Payments which an Applicable Participant receives or is then entitled to receive from the Company that would constitute “parachute payments” within the meaning of Section 280G of the Code, less (b) the amount of all federal, state and local income taxes payable

13 with respect to the foregoing calculated at the maximum marginal income tax rate for each year in which the foregoing shall be paid to an Applicable Participant (based on the rate in effect for such year as set forth in the Code as in effect at the time of the first payment of the foregoing), less (c) the amount of the Excise Tax imposed with respect to the payments and benefits described in (a) above. If a reduction is required by this provision, the payments and benefits shall be reduced in the following order: any cash severance to which the Applicable Participant becomes entitled (starting with the last payment due), then other cash amounts that are parachute payments (starting with the last payment due), then any stock option awards that have exercise prices higher than the then-fair market value price of the stock (based on the latest vesting tranches), then restricted stock and restricted stock units based on the latest awards scheduled to be distributed, and then other stock options based on the latest vesting tranches. The fees and expenses of the Company’s auditor for its services in connection with the determinations and calculations contemplated by this provision will be borne by the Company. (b) Non-Assignability. In no event may any current or former employee of the Company sell, transfer, anticipate, assign or otherwise dispose of any right or interest under the Plan. At no time will any such right or interest be subject to the claims of creditors nor liable to attachment, execution or other legal process. (c) Coordination with Mandated and Other Benefits. Any advance notice or benefits provided under this Plan shall, to the fullest extent permitted by law, be considered to be in satisfaction of, rather than in addition to, any federal, state or local requirement (including advance notice requirements included in individual employee agreements and requirements under the Worker Adjustment and Retraining Notification Act (also known as “WARN”) and similar state or local statutes) to provide advance notice or severance-type benefits. To the extent that notice or benefits provided under this Plan cannot be considered in satisfaction of any such requirements, the amount of notice and benefits otherwise payable under this Plan in excess of the minimum severance of two (2) weeks base salary shall be reduced by the amount of notice and benefits that are required to be given by federal, state or local law or applicable contractual requirements. (d) No Right to Employment. This Plan does not provide you with (i) any right to continue employment with the Company or any designated successor employer (whether in your current or any other position), (ii) any current or future right to receive an offer of employment with the Company or any designated successor employer, or (iii) affect the right of you or the Company to terminate your employment at any time, with or without cause; provided that nothing herein shall adversely affect any rights under a written employment agreement executed by the parties thereto. (e) Source of Payments. All severance benefits will be paid in cash from the general funds of the Company; no separate fund will be established under the Plan; and the Plan will have no assets. No right of any person to receive any payment under the Plan will be any greater than the right of any other general unsecured creditor of the Company. (f) No Vested Rights. Neither you nor other person shall have any vested rights under the Plan and nothing herein shall be construed as giving any employee any nonforfeitable or vested rights to any benefits hereunder; provided, however, that if you have received a Notice of Separation prior to the amendment or termination of the Plan, you shall not have your Severance Benefits reduced by reason of such amendment or termination. Nothing in the Plan shall be construed as giving an employee of the Company a right to receive any benefit other than the benefits specifically provided under the terms of the Plan. Nothing in the Plan shall be construed to limit in any manner the right of the Company to discharge, demote, downgrade, transfer, relocate, or in any other manner treat or deal with any person in its employ, without regard to the effect such treatment or dealing may have upon such person as someone who might otherwise have become (or remained) a participant in the Plan, which right is hereby reserved. No

14 benefits shall be deemed to accrue under the Plan at any time except the time at which they become payable under the Plan, and no right to a benefit under the Plan shall be deemed to vest prior to your Separation Date. (g) Clawback. (i) Notwithstanding any other provision of the Plan, your rights to any payments under the Plan will be discontinued and forfeited, the Company will have no further obligation under the Plan to you, and you must return the gross amounts previously paid to you under this Plan, in addition to forfeiting all future payments otherwise payable hereunder, if you violate the terms the Separation Agreement and Release or of any employment agreement or Confidentiality, Non- solicitation, Non-disparagement and Non-competition Agreement between you and the Company. (ii) Notwithstanding any other provision of the Plan, any Severance Benefits under this Plan shall be subject to any Company clawback policies that the Company has adopted, or otherwise may adopt after the Effective Date, to the extent permissible under applicable law. (h) Effect on Other Plans and Agreements. Subject to Section 3(d), participation in this Plan has no effect on your rights under any other employee benefit plan sponsored by the Company such as any pension or profit-sharing, medical, dental or hospitalization, life insurance, accidental death, disability, bonus, incentive compensation, or vacation pay plan. Subject to Section 3(d), employee rights under those benefit plans are governed solely by their terms, and you should review those plans to ascertain your rights (if any) under them. This Plan has no effect on your Continuing Obligations, each of which, for the avoidance of doubt, continue in full force and effect. (i) Controlling Law. Except as may be otherwise provided in the contracts incorporated by reference into the Plan, the provisions of the Plan shall be construed, administered and enforced according to ERISA and, to the extent not preempted, by the laws of the State of Minnesota. If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if such illegal and invalid provisions had never been set forth in the Plan.

15 7. ADDITIONAL PLAN INFORMATION The following information is required to be provided to you under ERISA. Plan Name: Two Harbors Investment Corp. Severance Benefits Plan Type of Plan: Unfunded welfare benefit plan Plan Sponsor: Two Harbors Investment Corp. Identification Numbers: EIN: 27-0312904 Plan Year: January 1 – December 31 Plan Administrator: Two Harbors Investment Corp. 601 Carlson Parkway, Suite 1400 Minnetonka, MN 55305 (612) 453-1000 Attn: Head of Human Resources Agent for Service of Legal Process: Two Harbors Investment Corp. 601 Carlson Parkway, Suite 1400 Minnetonka, MN 55305 (612) 453-1000 Attn: General Counsel Funding Mechanism: Severance benefits are paid out of the Company’s general assets.

STATEMENT OF ERISA RIGHTS The Employee Retirement Income Security Act of 1974 (“ERISA”) was enacted to help assure that all employer-sponsored group benefits programs conform to standards set by Congress. The Two Harbors Investment Corp. Severance Benefits Plan is covered by ERISA and an employee who is a participant in this Plan is entitled to certain rights and protections. ERISA provides that all Plan participants shall be entitled to examine, without charge, at the Company’s business office, all Plan documents and copies of all documents filed by the Plan with the U.S. Department of Labor, such as detailed annual reports and to obtain copies of all Plan documents and other Plan information, if applicable, upon written request to the Company. The Company may make a reasonable charge for the copies. The Company is required by law to furnish each participant with a copy of this summary annual report, if applicable. In addition to creating rights for Plan participants, ERISA also sets forth certain duties for the people who are responsible for the operation of the Plan. The people who operate the Plan are called “fiduciaries” of the Plan. They have a duty to operate the Plan prudently and in the best interests of you and other Plan participants and beneficiaries. No one, including your employer, or any other person, may fire you or otherwise discriminate against you to prevent you from either obtaining any Plan benefit or exercising your rights under ERISA. However, neither the existence of the Plan nor this summary plan description constitutes an employment contract or affects the right of the Company to lawfully terminate your employment. If your claim for a Plan benefit is denied in whole or in part, you must receive a written explanation of the reasons for the denial. You have the right to have the Plan Administrator review and reconsider your claim. Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request materials from the Plan and do not receive them within 30 days, you may file suit in a federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $110 per day until you receive the materials (unless the materials were not sent because of reasons beyond the control of the Plan Administrator). If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or federal court. If it should happen that Plan fiduciaries do not fulfill their responsibilities under ERISA, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees (for example, if the court finds your claim is frivolous). If you have any questions about the Plan, you should contact the Plan Administrator. If you have any questions about this statement or about your rights under ERISA, or if you need assistance in obtaining documents from the Company, you should contact the nearest office of the Employee Benefits Security Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration. 16